Blend Announces First Quarter 2022 Financial Results

Consolidated revenue of $71.5 million includes solid Blend Platform growth in declining U.S. mortgage market

Blend maintains 2022 revenue outlook

May 12, 2022

SAN FRANCISCO -- (BUSINESS WIRE) -- Blend Labs, Inc. (NYSE:BLND), a leader in cloud banking software, today announced its first quarter 2022 financial results.

“Blend’s first quarter reflects our growing mortgage banking market share in a challenging originations environment as well as strong growth in Consumer Banking & Marketplace revenue,” said Nima Ghamsari, Head of Blend. “We are excited to see more customers adopting our newer software solutions such as Blend Close and Blend Income Verification. This is an important indicator of Blend’s future growth as U.S. financial institutions increase the pace of digital transformation in their banking operations.

“While our first quarter results were better than expected, in part due to higher than expected mortgage refinance activity in March, we are at the same time mindful of the current economic and interest rate environment. We are now anticipating a more pronounced decline of approximately 41% in 2022 mortgage origination volumes against 2021, compared to a 35% decline predicted at the end of March. Balancing these factors, we are maintaining our full year revenue outlook, which reflects our current expectations that Blend Mortgage Banking will continue to grow market share and outperform the decline in industry origination volumes, while Consumer Banking & Marketplace revenue is expected to double year-over-year.

“Against this backdrop, we are also engaged in a comprehensive analysis of our cost structure, with a focus on prudent capital allocation without sacrificing investment in critical new products that further grow our platform.”

Financial Highlights

•Consolidated revenue of $71.5 million
•1Q22 Blend Platform segment revenue of $32.8 million, up $0.9 million, or 3% year-over-year
•Within Blend Platform, 1Q22 Consumer Banking and Marketplace revenue of $7.2 million, up 55% from $4.6 million in the prior-year period, led by increasing adoption of Blend Close and Blend Income Verification
•1Q22 Mortgage Banking revenue of $24.5 million, down by approximately $2.0 million, or 7% year-over-year, against an estimated 44% decline in U.S. mortgage origination volumes in the same period
•Title365 segment revenue of $38.7 million

First Quarter Customer and Product Achievements

•Expanded our total customer base by 8 new accounts, for a total of 351 customers
•Increased adoption of our Consumer Banking offerings, with approximately one-third of our total customer base on one or more of these products
•Grew total consumer banking transactions by more than 100,000 transactions year-on-year to approximately 155,000 in Q1 2022
•Approximately two-thirds of our total customer base now use two or more of our software products

First Quarter Financial Summary

First quarter revenue was $71.5 million, up $39.6 million, or 124%, year-over-year, driven by an increase of $38.7 million due to the inclusion of revenue from Title365 and an increase in Blend Platform revenue of $0.9 million, or 3%. First quarter Blend Platform revenue reflected the lower volume of mortgage banking transactions with our customers compared with the prior-year quarter, partially offset by an increased estimated share of funded loan transactions.

Consumer Banking and Marketplace revenue increased $2.5 million, or 55%, primarily due to an increase in the volume of transactions related to our integrated software solutions outside of mortgage, including ancillary products and marketplace offerings. Professional Services revenue increased by $0.3 million or 42%, primarily due to an increase in professional services associated with the deployment of our platform. Mortgage Banking revenue decreased by approximately $2.0 million, or 7%, primarily due to an industry wide decrease in mortgage loan origination volumes.

First quarter cost of revenue was $42.7 million, up $31.8 million, or 293% year-over-year, driven by an increase of $28.5 million due to the inclusion of costs associated with the operations of Title365, and an increase in Blend Platform cost of revenue of $3.3 million, or 31%.

First quarter GAAP gross profit was $28.9 million, up $7.9 million, or 37% year-over-year. Current-period gross profit includes $18.6 million attributable to Blend Platform and $10.3 million to Title365.

First quarter non-GAAP gross profit was $29.4 million, up $8.3 million, or 39% year-over-year. Current-period non-GAAP gross profit includes $19.0 million attributable to Blend Platform and $10.4 million to Title365.

GAAP loss from operations was $69.7 million for the first quarter of 2022, compared to $27.2 million in the first quarter of 2021.

Non-GAAP loss from operations was $39.5 million for the first quarter of 2022, compared to $18.8 million in the first quarter of 2021.

Liquidity and Capital Resources

At March 31, 2022, the Company had cash, cash equivalents, and marketable securities of $499.4 million, with total debt outstanding of $225.0 million on the Company’s five-year term loan. Blend’s $25.0 million revolving line of credit remains undrawn.

Full Year 2022 Revenue Guidance

Blend today reaffirmed its 2022 revenue guidance as follows:

$ in millions	Blend Platform	Title365	Blend Labs, Inc. (Consolidated)
Full Year 2022 Revenue Guidance	$140-150	$90-100	$230-250

Blend 2022 revenue guidance reflects the following:
•Our updated expectations that U.S. mortgage market origination volumes will decline by approximately 41% from their 2021 level

•2022 Blend Platform segment revenue growth includes:
◦High-single to low-double digit decline in full year Mortgage Banking revenue from full year 2021 levels, as market share growth mitigates industry volume declines.
◦Over 100% growth in Consumer Banking and Marketplace revenue, including the expected transition of revenue from the Title365 segment to the Blend Platform segment, as customers transition to the Blend Title solution (a component of Consumer Banking and Marketplace revenue). This transition is anticipated to commence in mid-2022.

Webcast Information

On Thursday, May 12, 2022 at 5:00 pm ET, Blend will host a live discussion of its first quarter 2022 financial results. A link to the live discussion will be made available on the Company's investor relations website at https://investor.blend.com. A replay will also be made available following the discussion at the same website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may relate to, but are not limited to, quotations of management, outlook for 2022 and the “Full Year 2022 Revenue Guidance” sections above, expectations of future results of operations or financial performance of Blend Labs, Inc. (“Blend,” the “Company,” “we,” “us,” or similar terms), market size and growth opportunities, macroeconomic and industry conditions, capital expenditures, plans for future operations, competitive position, technological capabilities, strategic relationships, Blend’s opportunity to increase market share and penetration in its existing customers, projections for a sharp decrease in mortgage loan origination volumes, Blend’s ability to create long-term value for our customers, Blend’s expectations for revenue growth, and Blend’s expectations of migration of the Title365 legacy business to Blend’s software-enabled platform, as well as assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terminology that concern Blend’s expectations, strategy, plans or intentions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by which such performance or results will be achieved, if at all.

Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith beliefs and assumptions as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include the possibility that: we fail to retain our existing customers or to acquire new customers in a cost-effective manner; our customers fail to maintain their utilization of our products and services; our relationships with any of our key customers were to be terminated or the level of business with them significantly reduced over time; we are unable to compete in highly competitive markets; we are unable to manage our growth; we are unable to make accurate predictions about our future performance due to our limited operating history in an evolving industry; we are unable to successfully integrate or realize the benefits of our acquisition of Title365; or changes in market interest rates adversely affect our business. Further information on these risks and other factors that could affect our financial results are set forth in our filings with the Securities and Exchange Commission, including in our Annual Report on Form 10-K for the year ended December 31, 2021, and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022 that will be filed following this press release. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. These factors could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. Except as required by law, Blend does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

About Non-GAAP Financial Measures and Other Key Metrics

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release and the accompanying tables contain, and the conference call will contain, non-GAAP financial measures, including non-GAAP gross profit, non-GAAP operating expenses, non-GAAP loss from operations, and non-GAAP net loss. These non-GAAP financial measures adjust the related GAAP financial measures to exclude non-cash stock-based compensation and warrant amortization expense, amortization of acquired intangible assets, non-recurring acquisition-related costs, and non-recurring income tax expenses or benefits related to acquisitions. Our management uses these non-GAAP financial measures internally in analyzing our financial results and believes they are useful to investors, as a supplement to the corresponding GAAP financial measures, in evaluating our ongoing operational performance and trends, in allowing for greater transparency with respect to measures used by our management in their financial and operational decision making, and in comparing our results of operations with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. In addition, other companies may utilize metrics that are not similar to ours.

The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results. Management encourages investors and others to review Blend’s financial information in its entirety and not rely on a single financial measure.

We adjust the following items from our non-GAAP financial measures:

Stock-based compensation and amortization of warrant. We exclude stock-based compensation and amortization of warrant, which are non-cash expenses, from our non-GAAP financial measures because we believe that excluding these items provides meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions, and expense related to stock-based awards can vary significantly based on the timing, size and nature of awards granted.

Amortization of acquired intangible assets. We exclude amortization of acquired intangible assets, which is a non-cash expense, from our non-GAAP financial measures. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

Acquisition-related costs. We exclude costs related to acquisitions from our non-GAAP financial measures as we do not consider these costs to be related to organic continuing operations of the acquired business or relevant to assessing the long-term performance of the acquired assets. These adjustments allow for more accurate comparisons of the financial results to historical operations and forward looking guidance.

These costs include financial advisory, legal, accounting and other transactional costs incurred in connection with acquisition activities, and non-recurring transition and integration costs.

Income taxes. We exclude non-cash non-recurring tax benefits from our non-GAAP financial measures. These tax benefits consist of the changes in the valuation allowance resulting from acquisitions and from changes in U.S. tax law requiring capitalization and amortization of research and development costs for tax purposes.

About Blend

Blend is the infrastructure powering the future of banking. Financial providers — from large banks, fintechs, and credit unions to community and independent mortgage banks — use Blend’s platform to transform banking experiences for their customers. Blend powers billions of dollars in financial transactions every day. To learn more, visit www.blend.com.

Blend Labs, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except per share amounts)
(Unaudited)

	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$167,666	$213,082
Marketable securities	331,714	334,147
Trade and other receivables, net of allowance for credit losses of $1,669 and $1,371, respectively	33,621	34,076
Prepaid expenses and other current assets	27,825	31,713
Total current assets	560,826	613,018
Property and equipment, net	5,895	6,155
Operating lease right-of-use assets	14,245	14,713
Intangible assets, net	168,935	173,008
Goodwill	287,228	287,228
Deferred contract costs	3,326	4,178
Restricted cash, non-current	5,358	5,358
Other non-current assets	8,617	8,828
Total assets	$1,054,430	$1,112,486
Liabilities, Redeemable Noncontrolling Interest and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,116	$6,160
Deferred revenue	14,172	8,068
Accrued compensation	13,489	18,140
Other current liabilities	24,264	27,662
Total current liabilities	54,041	60,030
Operating lease liabilities, non-current	13,684	14,607
Other non-current liabilities	8,127	13,415
Debt, non-current, net	214,527	213,843
Total liabilities	290,379	301,895
Commitments and contingencies
Redeemable noncontrolling interest	37,077	35,949
Stockholders’ equity:
Preferred stock, $0.00001 par value: 200,000 shares authorized and no shares issued and outstanding as of March 31, 2022 and December 31, 2021	—	—
Class A, Class B and Class C Common Stock, $0.00001 par value: 3,000,000 (Class A 1,800,000, Class B 600,000, Class C 600,000) shares authorized; 232,400 (Class A 219,767, Class B 12,633, Class C 0) and 230,324 (Class A 217,691, Class B 12,633, Class C 0) shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	2	2
Additional paid-in capital	1,244,466	1,218,213
Accumulated other comprehensive loss	(2,625)	(808)
Accumulated deficit	(514,869)	(442,765)
Total stockholders’ equity	726,974	774,642
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$1,054,430	$1,112,486

Blend Labs, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue	$71,524	$31,875
Cost of revenue	42,655	10,860
Gross profit	28,869	21,015
Operating expenses:
Research and development	35,106	17,074
Sales and marketing	22,341	15,865
General and administrative	37,102	15,283
Amortization of acquired intangible assets	4,068	—
Total operating expenses	98,617	48,222
Loss from operations	(69,748)	(27,207)
Interest expense	(5,558)	—
Other income (expense), net	91	150
Loss before income taxes	(75,215)	(27,057)
Income tax benefit (expense)	2,797	(10)
Net loss	(72,418)	(27,067)
Less: Net loss attributable to noncontrolling interest	314	—
Net loss attributable to Blend Labs, Inc.	(72,104)	(27,067)
Less: Accretion of redeemable noncontrolling interest to redemption value	(1,442)	—
Net loss attributable to Blend Labs, Inc. common stockholders	$(73,546)	$(27,067)

Net loss per share attributable to Blend Labs, Inc. common stockholders:
Basic and diluted	$(0.32)	$(0.60)
Weighted average shares used in calculating net loss per share:
Basic and diluted	230,329	45,090

Comprehensive loss:
Net loss	$(72,418)	$(27,067)
Unrealized (loss) gain on marketable securities	(1,845)	15
Foreign currency translation gain	28	—
Comprehensive loss	(74,235)	(27,052)
Less: Comprehensive loss attributable to noncontrolling interest	314	—
Comprehensive loss attributable to Blend Labs, Inc.	$(73,921)	$(27,052)

Blend Labs, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Operating activities
Net loss	$(72,418)	$(27,067)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	24,312	4,016
Depreciation and amortization	4,601	823
Amortization of deferred contract costs	1,244	1,319
Amortization of debt discount and issuance costs	709	—
Amortization of operating lease right-of-use assets	785	593
Release of valuation allowance and change in deferred taxes	(2,864)	—
Other	1,049	481
Changes in operating assets and liabilities:
Trade and other receivables	409	133
Prepaid expenses and other assets, current and non-current	2,830	(3,728)
Deferred contract costs, non-current	852	858
Accounts payable	(4,314)	509
Deferred revenue	6,104	777
Accrued compensation	(4,651)	(1,804)
Operating lease liabilities	(958)	(665)
Other liabilities, current and non-current	(3,532)	3,361
Net cash used in operating activities	(45,842)	(20,394)
Investing activities
Purchases of marketable securities	(30,450)	(25,400)
Maturities of marketable securities	30,035	34,850
Purchases of property and equipment	(268)	(302)
Purchase of other investment	—	(3,000)
Net cash (used in) provided by investing activities	(683)	6,148
Financing activities
Proceeds from exercises of stock options, including early exercises, net of repurchases	1,202	5,750
Proceeds from issuance of Convertible Preferred Stock, net of issuance costs	—	309,701
Payment of initial public offering costs	(121)	(158)
Proceeds from exercises of Convertible Preferred Stock warrants	—	10,172
Net cash provided by financing activities	1,081	325,465
Effect of exchange rates on cash, cash equivalents, and restricted cash	28	—
Net (decrease) increase in cash, cash equivalents, and restricted cash	(45,416)	311,219
Cash, cash equivalents, and restricted cash at beginning of period	218,440	46,288
Cash, cash equivalents, and restricted cash at end of period	$173,024	$357,507
Reconciliation of cash, cash equivalents, and restricted cash within the consolidated balance sheets:
Cash and cash equivalents	$167,666	$352,311
Restricted cash	5,358	5,196
Total cash, cash equivalents, and restricted cash	$173,024	$357,507
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$11	$25
Cash paid for interest	$4,944	$—
Supplemental disclosure of non-cash investing and financing activities:
Vesting of early exercised stock options	$1,913	$157
Right-of-use assets obtained in exchange for lease obligations	$317	$—
Accretion of redeemable noncontrolling interest to redemption value	$1,442	$—

Blend Labs, Inc.
Revenue Disaggregation
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2022		2021
Blend Platform revenue:					YoY change
Mortgage Banking	$24,484	75%	$26,435	83%	(7)%
Consumer Banking and Marketplace	7,187	22%	4,648	15%	55%
Professional Services	1,122	3%	792	2%	42%
Total Blend Platform revenue	32,793	100%	31,875	100%	3%
Title365 revenue	38,731		—
Total revenue	$71,524		$31,875		124%

Blend Labs, Inc.
Reconciliation of GAAP to non-GAAP Measures
(In thousands)
(Unaudited)

	Three Months Ended March 31, 2022			Three Months Ended March 31, 2021
Gross Profit Reconciliation	GAAP Gross Profit	Non-GAAP adjustments(1)	Non-GAAP gross profit	GAAP Gross Profit	Non-GAAP adjustments(1)	Non-GAAP gross profit
Blend Platform	$18,591	$371	$18,962	$21,015	$58	$21,073
Title365	10,278	122	10,400	—	—	—
Total	$28,869	$493	$29,362	$21,015	$58	$21,073

Blend Labs, Inc.
Reconciliation of GAAP to non-GAAP Measures
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
GAAP operating expenses	$98,617	$48,222
Non-GAAP adjustments:
Stock-based compensation(1) and amortization of warrant	23,843	4,131
Amortization of acquired intangible assets	4,068	—
Acquisition-related expenses(2)	1,812	4,207
Non-GAAP operating expenses	$68,894	$39,884

GAAP loss from operations	$(69,748)	$(27,207)
Non-GAAP adjustments:
Stock-based compensation(1) and amortization of warrant	24,336	4,189
Amortization of acquired intangible assets	4,068	—
Acquisition-related expenses(2)	1,812	4,207
Non-GAAP loss from operations	$(39,532)	$(18,811)

GAAP net loss	$(72,418)	$(27,067)
Non-GAAP adjustments:
Stock-based compensation(1) and amortization of warrant	24,336	4,189
Amortization of acquired intangible assets	4,068	—
Acquisition-related expenses(2)	1,812	4,207
Income tax benefit(3)	(2,864)	—
Non-GAAP net loss	$(45,066)	$(18,671)

(1) Stock-based compensation by function:
Cost of revenue	$493	$58
Research and development	9,866	1,386
Sales and marketing	2,523	1,373
General and administrative	11,430	1,199
Total	$24,312	$4,016

(2) Amortization of acquired intangible assets represents non-cash amortization of customer relationships acquired in connection with the Title365 acquisition
(3) Acquisition-related expenses include non-recurring due diligence, transaction and integration costs recorded within general and administrative expenses
(4) Income tax benefit represents the non-recurring release of historical valuation allowance resulting from changes in U.S. tax law requiring capitalization and amortization of research and development costs for tax purposes

Contacts:

Investor Relations
ir@blend.com

Media
Erin Bergamo-Tacy
ebergamo-tacy@blend.com